UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

DynCorp International LLC

(Exact name of registrant as specified in its charter)

Delaware	333–127343	52–2287126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (571) 722-0210

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events.

On June 30, 2010, DynCorp International LLC (“DynCorp International”), the wholly-owned operating subsidiary of DynCorp International Inc. (“DI”), issued a press release announcing the extension of the expiration time for its previously announced cash tender offer and consent solicitation for any and all outstanding $376,219,000 aggregate principal amount of 9.5% Senior Subordinated Notes due 2013 (CUSIP No. 23326BAB0) of DynCorp International and DIV Capital Corporation. The expiration time for the cash tender offer and consent solicitation has been extended from midnight, New York City time, on July 2, 2010, to 8:00 a.m., New York City time, on July 7, 2010, unless further extended in accordance with the terms of the Offer to Purchase and Consent Solicitation Statement, dated June 7, 2010. The expiration time for the cash tender offer and consent solicitation is also the date on which the previously announced merger of DI with and into Delta Tucker Sub, Inc., an entity created on behalf of affiliated funds and/or managed accounts of Cerberus Capital Management L.P., is scheduled to close.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International LLC

Date: June 30, 2010	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President and Chief Financial Officer